EXHIBIT 10.12

                             [LETTERHEAD OF TALBOTS]



December 20, 1996



                              REQUEST FOR EXTENSION



To:      The Norinchukin Bank
         New York Branch

         Re: Revolving Credit Agreement dated as of January 25, 1994, First Amendment dated November 21, 1995, and Second Amendment dated April 18, 1996, between The Talbots, Inc. as borrower, and The Dai-Ichi Kangyo Bank, Limited (the "Agreement")

Dear Sirs:

Pursuant to Section 14(j)(i) of the Agreement, we hereby irrevocably request to you the one year extension of the Revolving Credit Period (as defined in the Agreement) so that the Revolving Credit Period if extended pursuant to this request would expire on January 28, 1999.

We would appreciate it if such extension would be accepted, and, if, so, in writing.

                                        Very truly yours,

                                        THE TALBOTS, INC.



                                        By:  /s/ Edward L. Larsen
                                             Edward L. Larsen
                                             Senior Vice President, Finance

ELL:mc
cc:      Mr. M. Isogai
         Mr. N. Kaida
         Ms. C. Stone

[LETTERHEAD OF THE NORINCHUKIN BANK]

                             Acceptance of Extension

                                                             January 17, 1997
To:     The Talbots, Inc.


        Re: Revolving Credit Agreement dated as of January 25, 1994, First Amendment, dated November 21, 1995, and Second Amendment dated April 18, 1996, between The Talbots, Inc. as borrower and The Norinchukin Bank (the "Agreement")


Dear Sirs:

Pursuant to Section 14(j)(ii) of the Agreement we hereby irrevocably accept your one year extension of the Revolving Credit Period (as defined in the Agreement) so that the Revolving Credit Period would expire on January 28, 1999.


Very truly yours,

The Norinchukin Bank, New York Branch


BY: /s/ Takeshi Akimoto
    Takeshi Akimoto
    General Manager